Exhibit 99.1

NEWS RELEASE                                                        InteliData
                           13100 Worldgate Drive, Suite 600 Herndon, VA  20170
                    703-834-8555 (phone) 703-834-8310 (fax) www.intelidata.com



FOR IMMEDIATE RELEASE                   PRESS CONTACT
November 7, 1996                        Rob Borella (703) 834-8555
                                        INVESTOR CONTACT:
                                        Doug Portez (703) 506-1778

                   US ORDER AND COLONIAL DATA
              TECHNOLOGIES MERGE TO FORM INTELIDATA
Technology Company to Provide Electronic Commerce Solutions, High Quality Consumer Telecommunications Devices, and Small-Screen On-Line Services

     NEW MILFORD, CT., and HERNDON, VA., November 7 -- Colonial Data Technologies (Nasdaq: CDTX) and US Order (Nasdaq: USOR) completed their merger of equals today after shareholders of each company approved the transaction. The new public company, InteliData, will begin trading on Nasdaq under the symbol INTD beginning Nov. 8.

     InteliData will concentrate on three markets. In the electronic commerce business, the company markets its bill payment and home banking products to financial institutions. In the consumer telecommunications device business, the new company offers a revolutionary smart telephone and an integrated line of caller identification products through both telephone companies and retailers. In the on-line service business, InteliData delivers information services to users of smart telephones, digital PCS phones, alphanumeric pagers and personal digital assistants.

     Approximately 32.1 million new shares of InteliData stock were exchanged for 16.6 million shares of US Order and 15.5 million shares of Colonial Data stock through a one-to-one exchange ratio. InteliData begins operations with approximately $43 million in cash, short-term investments and restricted cash and no long-term debt. The new company's headquarters is located in Herndon, Va.
                               (more)

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     The merger is a natural evolution of the strategic partnership formed between the two companies in January 1995 to jointly design, develop, manufacture and market the smart telephone, which is available under the IntelifoneTM brand name in over 2000 retail stores nationwide and under the Telesmart 4000TM brand through telephone companies. The InteliData smart telephone is the first telephone available at a mass market price that combines the power of an on-line service, a personal organizer and caller identification deluxe technology in one package.

     InteliData is a technology leader in the fast-emerging smart telephone and on-line electronic information service and commerce business, including electronic banking and bill paying. It is a market leader in the design, distribution and service of caller identification-based telecommunications devices for major Bell and other telephone companies.

     InteliData plans to release its third quarter financial information and conduct a conference call for investors on Wednesday, Nov. 13. The conference call will begin at 4:30 p.m. (EST) and can be accessed by dialing 800-633-8763. Subsequently, InteliData will host an all-day institutional investors' conference on Thursday, Nov. 21. Interested parties can contact Doug Portez at 703-506-1778 for further information.

     Information about InteliData's products and services can also be found on its website at www.intelidata.com.

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM
ACT OF 1995:

     This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results, delays in development of highly complex products and other risks detailed from time to time in InteliData's filings with the Securities and Exchange Commission. These risks could cause the company's actual results for 1996 and beyond to differ materially from those expressed in any forward looking statements made by, or on behalf of, InteliData.

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